                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_]Confidential, for Use of the Commission Only
  (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                THE PANTRY, INC.
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

                               THE PANTRY, INC.

                              1801 Douglas Drive
                                 P.O. Box 1410
                         Sanford, North Carolina 27330

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH 22, 2001

   You are cordially invited to attend the Annual Meeting of Stockholders of The Pantry, Inc. (the "Company") which will be held on Thursday, March 22, 2001, at 10:00 a.m. Eastern Standard Time, at the North Raleigh Hilton, 3145 Wake Forest Road, Raleigh, North Carolina, 27609 for the following purposes:

  (1) To elect seven nominees to serve as directors each for a term of one year or until his successor is duly elected and qualified;

  (2) To ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 27, 2001; and

  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   Stockholders of record at the close of business on January 26, 2001 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments or postponements thereof.

It is desirable that your shares of stock be represented at the meeting, regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please complete and return the enclosed proxy in the envelope provided. If you attend the meeting you may revoke your proxy and vote in person.

                                          By Order of the Board of Directors

                                          William T. Flyg
                                          Senior Vice President, Finance,
                                          Chief Financial Officer and
                                          Corporate Secretary

Sanford, North Carolina
February 16, 2001

                               THE PANTRY, INC.

                              1801 Douglas Drive
                                 P.O. Box 1410
                         Sanford, North Carolina 27330

                                PROXY STATEMENT

                              GENERAL INFORMATION

Proxy Solicitation

   This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about February 16, 2001, by the Board of Directors of The Pantry, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the North Raleigh Hilton, 3145 Wake Forest Road, Raleigh, North Carolina, 27609 on Thursday, March 22, 2001, at 10:00 a.m., Eastern Standard Time, and at all adjournments or postponements thereof. The Company will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. The Company has retained Morrow & Co., Inc. to aid in the search for stockholders and delivery of proxy materials. The aggregate fees to be paid to Morrow & Co., Inc. are not expected to exceed $5,000.00. In addition, as part of the services provided to the Company as its transfer agent, First Union National Bank will assist the Company in identifying recordholders.

                                ANNUAL MEETING

Purposes of Annual Meeting

   The principal purposes of the Annual Meeting are to:

  . elect seven directors each for a term of one year or until his successor is duly elected and qualified;

  . ratify the action of the Board of Directors pursuant to the recommendation of the Audit Committee in appointing Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the 2001 fiscal year; and

  . transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The Board of Directors knows of no other matters other than those stated above to be brought before the Annual Meeting.

Voting Rights

   If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained in the proxy card. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Stockholders" and in such manner as the proxyholders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

  .  attending the Annual Meeting and voting in person,

  .  delivering a written revocation to the Secretary of the Company or

  . delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company.

   The Board of Directors has fixed the close of business on January 26, 2001, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and all adjournments or postponements thereof. As of the close of business on January 26, 2001, the Company had 18,111,474 shares of common stock outstanding. On all matters to come before the Annual Meeting, each holder of common stock will be entitled to vote at the Annual Meeting and will be entitled to one vote for each share owned.

                       PROPOSAL 1: ELECTION OF DIRECTORS

   The following seven directors have been nominated for election at the Annual Meeting, to hold office for a period of one year or until the election and qualification of their successors: Todd W. Halloran, Jon D. Ralph, Charles
P. Rullman, Edfred L. Shannon, Jr., Peter J. Sodini, Peter M. Starrett and Hubert E. Yarborough, III. All of the nominees are currently serving on the Board of Directors of the Company. It is intended that proxies will be voted in favor of all of the nominees.

   The Board of Directors has approved the nomination of the seven directors indicated above for election at the Annual Meeting to serve for a period of one year or until the election and qualification of their successors.

   The Board of Directors has no reason to believe that the persons named above as nominees for directors will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, the proxy may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.

   Pursuant to the Company's Bylaws, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting will be necessary and sufficient to constitute a quorum. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Once a quorum is established at the Annual Meeting, directors will be elected by a plurality of the votes cast at the Annual Meeting and entitled to vote thereon. Abstentions and broker nonvotes will not be counted in determining the outcome of the election.

   Action on all other matters scheduled to come before the Annual Meeting will be authorized by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Company which are present in person or by proxy and entitled to vote thereon. For such other matters, abstentions and broker nonvotes are counted in tabulations of the votes cast on proposals presented to the stockholders and have the effect of a negative vote.

   The following sets forth certain information concerning the Company's nominees for election to the Board of Directors at the Annual Meeting:

Name                     Age Year First Elected Director          Position
----                     --- ---------------------------          --------
Peter J. Sodini.........  59            1995             President, Chief Executive
                                                         Officer and Director
Todd W. Halloran........  38            1995             Director
Jon D. Ralph (2)........  36            1995             Director
Charles P. Rullman        52            1995             Director
 (1)(2).................
Edfred L. Shannon, Jr.    74            1999             Director
 (1)....................
Peter M. Starrett.......  53            1999             Director
Hubert E. Yarborough,     56            1999             Director
 III (1)................

--------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee

   Peter J. Sodini has served as our President and Chief Executive Officer since June 1996 and served as our Chief Operating Officer from February 1996 until June 1996. Mr. Sodini has served as a director since November 1995. Mr. Sodini is a director of Transamerica Income Shares, Inc. From December 1991 to November 1995, Mr. Sodini was Chief Executive Officer and a director of Purity Supreme, Inc. Prior to 1991, Mr. Sodini held executive positions at several supermarket chains including The Boys Markets, Inc. and Piggly Wiggly Southern, Inc.

   Todd W. Halloran has served as a director since November 1995. Mr. Halloran joined Freeman Spogli & Co. ("Freeman Spogli") in 1995 and became a Principal in 1998. From 1990 to 1995, Mr. Halloran was a Vice President and Associate at Goldman, Sachs & Co., where he worked in the Principal Investment Area and the Mergers and Acquisition Department. Mr. Halloran is also a director of Gaylan's Trading Co., Inc.

   Jon D. Ralph has served as a director since November 1995. Mr. Ralph joined Freeman Spogli in 1989 and became a Principal in 1998. Prior to joining Freeman Spogli, Mr. Ralph spent three years at Morgan Stanley & Co. where he served as an analyst in the Investment Banking Division. Mr. Ralph is also a director of Envirosource, Inc., Hudson Respiratory Care Inc., River Holding Corp., Century Maintenance Supply, Inc. and Sur La Table, Inc.

   Charles P. Rullman has served as a director since November 1995. Mr. Rullman joined Freeman Spogli in 1988 and is a Principal. From 1992 to 1995, Mr. Rullman was a General Partner of Westar Capital, a private equity investment firm specializing in middle market transactions. Prior to joining Westar, Mr. Rullman spent twenty years at Bankers Trust Company and its affiliate BT Securities Corporation where he was a Managing Director and Partner. Mr. Rullman is also a director of Hudson Respiratory Care Inc. and River Holding Corp.

   Edfred L. Shannon, Jr. has served as a director since September 1999. Prior to September 1999, Mr. Shannon served as Chief Executive Officer of Santa Fe International Corporation from 1962 to 1991. From 1962 until his retirement in June 1991, Mr. Shannon held the position of Chief Executive Officer of Santa Fe International. Mr. Shannon is also a director of Trust Company of the West.

   Peter M. Starrett has served as a director since January 1999. Since August 1998, Mr. Starrett has served as President of Peter Starrett Associates, a retail advisory firm, and has served as a consultant to Freeman Spogli. Prior to August 1998, Mr. Starrett was President of Warner Bros. Studio Stores Worldwide and had been employed by Warner Bros. since May 1990. Mr. Starrett is also a director of AFC Enterprises, Inc., Advance Holding Corporation, Advance Stores Company, Incorporated, Gaylan's Trading Co., Inc., Guitar Center, Inc., PartsAmerica.com, Ross-Simons, Inc. and Sur La Table, Inc.

   Hubert E. Yarborough, III has served as a director since September 1999. Since 1991, Mr. Yarborough has practiced law with the McNair Law Firm and is a shareholder of the firm. The McNair Law Firm has been retained by the Company to provide representation before the South Carolina General Assembly on matters related to the convenience store industry.

   Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Pursuant to a stockholder's agreement between the Company and certain of its stockholders, J.P. Morgan Partners, LLC (f/k/a CB Capital Investors, LLC, as successor in interest to Chase Manhattan Capital, LLC) is entitled to nominate one director as long as it owns at least 10% of the Company's common stock. At the present time, J.P. Morgan Partners, LLC owns less than 10% of the Company's common stock.

   The Board of Directors recommends that stockholders vote FOR the election of these nominees.

Board Meetings

   The Board of Directors met four times during fiscal 2000. Each director attended 75% or more of the aggregate of the Board meetings (held during the period for which the director was in office) and committee meetings of the Board of which the director was a member.

   The Company's Bylaws provide procedures for the nomination of directors. The Bylaws provide that nominations for the election of directors may only be made by the Board of Directors, or by any stockholder of the Company who is entitled to vote generally in elections of directors if the stockholder follows certain procedures. Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). Each such notice of a stockholder's intent to nominate a director must set forth certain information as specified in the Company's Bylaws.

Board Committees

   The Board has an Audit Committee and a Compensation Committee. The Audit Committee is composed of Edfred L. Shannon, Jr., Hubert E. Yarborough, III and Charles P. Rullman and operates under a written charter (a copy of which is attached to this Proxy Statement as Appendix A) adopted by the Board of Directors. Messrs. Shannon and Yarborough are "independent directors" as defined by Nasdaq. Mr. Rullman is a principal of Freeman Spogli, which beneficially owns approximately 60.4% of the outstanding common stock of the Company. After June 14, 2001, Mr. Rullman will not be eligible to serve on the Audit Committee unless the Board of Directors determines that membership on the committee by Mr. Rullman is in the best interests of the Company and its stockholders. If Mr. Rullman resigns from the Audit Committee, the Company anticipates adding a third "independent director" to the Audit Committee.

   The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent public accountants. The Audit Committee also reviews the financial statements of the Company and reviews audit letters provided by the Company's independent public accountants. The Audit Committee recommends to the Board the appointment of independent public accountants. The Audit Committee met four times during fiscal 2000.

   The Compensation Committee is composed of Jon D. Ralph and Charles P. Rullman and is responsible for the approval of compensation arrangements for officers of the Company and the review of the Company's compensation plans and policies. The Compensation Committee did not meet during fiscal 2000, but met in November 2000.

Compensation Committee Interlocks and Insider Participation

   Messrs. Ralph and Rullman are principals in Freeman Spogli, which is the Company's largest stockholder and which has certain business relationships with the Company described under "Transactions with Affiliates" below.

   Our Compensation Committee determines the compensation of executive officers. During fiscal 2000, Mr. Sodini and Mr. Flyg participated in Compensation Committee deliberations regarding the compensation of our executive officers.

Compensation of Directors

   During fiscal 2000, Messrs. Shannon and Yarborough received $5,000 per meeting as compensation for their services as directors of our company. No other director received any compensation for their service as director of our company. In addition, all directors are reimbursed for their reasonable out-of-pocket expenses in attending meetings.

                            EXECUTIVE COMPENSATION

   The following table summarizes fiscal 1998, 1999 and 2000 compensation for services in all capacities of our Chief Executive Officer and our four other most highly compensated executive officers.

                          Summary Compensation Table

                                                                  Long Term
                                                                 Compensation
                                      Annual Compensation           Awards
                               --------------------------------- ------------
                                                                  Securities
Name and Principal      Fiscal                    Other Annual    Underlying     All Other
Position                 Year   Salary   Bonus   Compensation(a) Options/SARs Compensation(b)
------------------      ------ -------- -------- --------------- ------------ ---------------
Peter J. Sodini........  2000  $535,910 $250,000     $22,384       $     --       $4,000
 President and Chief     1999   484,231  325,000      11,289         33,800        4,000
 Executive Officer       1998   475,000  250,000      33,271        266,271        2,500

Dennis R. Crook........  2000   180,462   70,000       8,128             --        4,079
 Senior Vice President,  1999   176,154   89,000      10,753         13,000        4,029
 Administration and      1998   175,000   87,000       7,471         60,078        4,253
 Gasoline Marketing

William T. Flyg........  2000   188,462   70,000     111,879             --        6,372
 Senior Vice President,  1999   178,000   72,000      13,669         13,000           --
 Finance, Chief          1998   175,000   60,000       6,041         57,528           --
 Financial Officer and
 Corporate Secretary

Daniel J. McCormack....  2000   132,308   62,000      10,072             --        4,327
 Senior Vice President,  1999   114,616   65,000       5,747         13,000        4,115
 Marketing               1998   110,000   60,000      10,412         60,078        2,645

Douglas Sweeney........  2000   192,462   75,000       3,397             --        4,519
 Senior Vice President,  1999   182,769   94,000       6,611         13,000        4,259
 Operations              1998   179,954   96,923       3,251         71,910        4,652

--------
(a) Consists primarily of executive medical, moving and relocation reimbursements as well as the value of a vehicle purchased for their use by the Company.
(b)  Consists of matching contributions to our 401(k) Savings Plan.

Option Grants

   There were no stock options granted to our Chief Executive Officer or our four other most highly compensated executive officers during the year ended September 28, 2000.

Aggregate Option Exercises and Option Values

   The following table sets forth information with respect to our Chief Executive Officer and our four other most highly compensated executive officers concerning option exercises for the fiscal year ended September 28, 2000 and exercisable and unexercisable options held as of September 28, 2000:

    Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                             Number of
                                                       Securities Underlying     Value of Unexercised
                                                      Unexercised Options at    In-the-Money Options at
                                                       September 28, 2000(#)   September 28, 2000($)(a)
                         Shares Acquired    Value    ------------------------- -------------------------
Name                     on Exercise(#)  Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     --------------- ----------- ----------- ------------- ----------- -------------
Peter J. Sodini.........        --            --       188,781      111,290     $645,381     $152,053
Dennis R. Crook.........        --            --        44,385       28,693      146,592       33,416
William T. Flyg.........        --            --        42,685       27,843      143,651       29,005
Daniel J. McCormack.....        --            --        44,385       28,693      146,592       33,416
Douglas Sweeney.........        --            --        52,273       32,637      179,564       36,256

--------
(a) These values are based upon the difference between the exercise price and the $13.00 closing price per share on September 28, 2000.

                         Compensation Committee Report

   The Compensation Committee of the Board of Directors develops, oversees and reviews the general compensation plans and policies of the Company and approves the individual compensation arrangements for the Company's executive officers, including those named in the Summary Compensation Table. The Compensation Committee also administers the Company's Incentive Stock Option Plan.

Our Executive Compensation Program

   The Compensation Committee is committed to designing and implementing a program of executive compensation that will contribute to the achievement of the Company's business objectives. We have an executive compensation program which we believe:

   . Fulfills our business and operating needs, comports with our general human resource strategies and enhances shareholder value.

  . Enables us to attract, motivate and retain the executive talent essential to the achievement of our short-term and long-term business objectives.

  . Rewards executives for accomplishment of pre-defined business goals and objectives.

  . Provides rewards consistent with gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly financially advantaged.

   In implementing our executive compensation program, we intend to provide compensation opportunities that are generally comparable to those provided by similar companies in the convenience store, grocery and general retail industries. This "peer group" is not the same group used for the industry comparison in the performance graph found in the "Comparison of Cumulative Total Return" section of this Proxy Statement; rather, it reflects the industry groups with which the Company competes for personnel.

Elements of Executive Compensation

   The Company's executive compensation program has four key components: (i) base salary; (ii) annual performance awards; (iii) long-term incentive awards; and (iv) benefits. These components combine fixed and variable elements to create a total compensation package that provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

Base Salary

   Base salary represents the fixed component of our executive compensation program. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in similar companies in the convenience store, grocery and general retail industries. Individual salaries may be above or below the competitive norm, depending on the executive's experience and performance. We consider the following factors in approving adjustments to salary levels for our executive officers: (i) the relationship between current salary and appropriate internal and external salary comparisons; (ii) the average size of salary increases being granted by competitors; (iii) whether the responsibilities of the position have changed during the preceding year; and (iv) the individual executive's performance as reflected in the overall manner in which his assigned role is carried out.

Annual Performance Awards

   Annual performance awards are granted pursuant to the Company's executive compensation plan and are intended to serve two primary functions. First, annual incentives permit the Company to compensate officers directly if the Company achieves specific financial performance targets. Second, annual incentives also serve to reward executives for performance on those activities that are most directly under their control and for which they are held accountable.

   At the beginning of each year, specific performance goals are set for the Company, each business unit and each individual executive. Performance awards are proportionately increased or decreased from the target to reflect performance levels that exceed or fall below expectations. For 2000, we determined the best criteria for measurement of Company performance was cash flow and pre-tax earnings. Business unit and individual performance goals are based on each individual executive's responsibilities and his respective contribution to the Company's financial targets, including strategic initiatives, innovation, departmental effectiveness and personnel management.

   The annual performance award is discretionary and the Compensation Committee has the authority to approve, reduce or entirely eliminate annual performance awards. Annual performance awards are cash-based and are paid at the end of each fiscal year. Generally, annual performance award amounts increase as financial measures increase above the levels originally set by the Compensation Committee. In 2000, each of our executive officers received a performance award under the levels established in October 1999.

Long-Term Incentive Awards

   Long-term incentive awards are granted pursuant to the Company's Incentive Stock Option Plan and are intended to align the interests of executive officers and other key employees with those of the Company's stockholders, reward executives for maximizing stockholder value and facilitate the retention of key employees.

   The size of an individual's stock option award is based primarily on individual performance and the individual's responsibilities and position with the Company. These options are granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, therefore, the stock options have value only if the Company's common stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of stockholder value over the long-term and to encourage equity ownership in the Company. These options vest and become exercisable in three equal, annual, installments beginning on the first anniversary of the date of grant. The Incentive Stock Option Plan is a discretionary plan; however, it has been the Compensation Committee's practice generally to award options annually.

Benefits

   Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

Chief Executive Officer ("CEO") Compensation

   Mr. Peter J. Sodini's compensation for the fiscal year ended September 28, 2000 was determined in accordance with the above plans and policies taking into account his employment agreement with the Company. During fiscal 2000, Mr. Sodini also earned $250,000 in annual performance awards.

   Mr. Sodini's employment agreement provides for his participation in an incentive bonus program (with a minimum payout of 25% upon the achievement of goals determined by the board of directors, and other perquisites). Mr. Sodini's bonus arrangement is not tied to specific objectives. Principal factors considered by the Board of Directors are increases in earnings per share, improvement in the Company's income from operations before depreciation and amortization, merger integration costs and extraordinary loss ("EBITDA"), comparable sales growth, acquisition quality and future outlook.

Policy With Respect to $1 Million Deduction Limit

   The Company has not awarded any compensation that is non-deductible under
Section 162(m) of the Internal Revenue Code. That section imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for "performance-based" compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. In the event that the Compensation Committee considers approving compensation in the future which would exceed the $1 million deductibility threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible.

Conclusion

   The Compensation Committee believes that these executive compensation policies and programs effectively promote the Company's interests and enhance stockholder value.

                            COMPENSATION COMMITTEE

                                 Jon D. Ralph
                              Charles P. Rullman

                            Audit Committee Report

   Management is responsible for the Company's internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent public accountants.

   In this context, the Audit Committee has met and held discussions with management of the Company, who represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent public accountants. The Audit Committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent public accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent public accountants their independence.

   Based upon the Audit Committee's discussions with management and the independent public accountants, and the Audit Committee's review of the Company's consolidated financial statements, representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2000 filed with the Securities and Exchange Commission. The Audit Committee also recommended that Deloitte & Touche LLP be retained as the Company's independent public accountants for the 2001 fiscal year.

                                AUDIT COMMITTEE

                            Edfred L. Shannon, Jr.
                           Hubert E. Yarborough, III
                              Charles P. Rullman

Comparison of Cumulative Total Return

   The following graph compares the cumulative total stockholder return on the Company's common stock since June 9, 1999, the effective date of the Company's initial public offering, through December 31, 2000, with the cumulative total return for the same period on the S&P SmallCap 600 Index, the Russell 2000 Index and a Company-Defined Peer Group. The graph assumes that at the beginning of the period indicated, $100 was invested in the Company's common stock and the stock of the companies comprising the SmallCap 600 Index, the Russell 2000 Index and the Company-Defined Peer Group and that all dividends were reinvested. The Company-Defined Peer Group is composed of the common stock of the following issuers: (i) 7-Eleven, Inc.; (ii) Casey's General Stores, Inc.; (iii) Dairy Mart Convenience Stores, Inc. (includes both Series A and Series B common stock); and (iv) Uni Marts, Inc.

                      Shareholder Return on Common Stock


                           June 9, 1999
                         (or May 31, 1999  September 30, December 31, March 31, June 30, September 28,
                         for index shares)     1999          1999       2000      2000       2000
                         ----------------- ------------- ------------ --------- -------- -------------
The Pantry, Inc.........      $100.00         $ 85.58      $108.65     $ 66.35  $ 71.15     $100.00
Russell 2000 Index......       100.00           97.91       115.97      111.94   107.71      108.90
S&P Small Cap 600
 Index..................       100.00          100.57       113.11      119.69   120.90      124.89
Company-Defined Peer
 Group..................       100.00           94.46        79.99      131.54   104.84      106.34

Executive Employment Contracts

   On October 1, 1997, we entered into an employment agreement with Mr. Sodini. We have since extended the term of this agreement until September 30, 2001. This agreement contains customary employment terms and provides for:

  . an annual base salary of $475,000 (subject to annual adjustment by our board of directors),

  .  participation in any of our benefit or bonus programs and

  . participation in an incentive bonus program (which provides for a payout of a minimum of 25% upon the achievement of goals determined by our board of directors, and other perquisites).

   Mr. Sodini's bonus arrangement is not tied to specific objectives. Principal factors considered by the board of directors are increases in earnings per share, EBITDA improvement, comparable sales growth, acquisition quality and future outlook.

   Pursuant to the terms of the agreement, if we terminate Mr. Sodini prior to a change in control with just cause or upon death or disability, Mr. Sodini shall be entitled to his then effective compensation and benefits through the last day of his actual employment by us for termination for just cause or upon death or his effective date of termination, as determined by the board of directors for termination upon disability. In addition, if Mr. Sodini is terminated because of death or disability, we will pay to the estate of Mr. Sodini, in the case of his death, or to Mr. Sodini, in the case of his disability, one year's pay less amounts paid under any disability plan. If Mr. Sodini is terminated by us prior to a change in control without cause, Mr. Sodini shall be entitled to severance pay including regular benefits through the term of the agreement until such time as he engages in other employment. If Mr. Sodini is terminated by us following a change in control without cause or Mr. Sodini terminates his employment for good reason, Mr. Sodini shall generally be entitled to severance pay including regular benefits for a period of 18 months from the termination date.

   For purposes of Mr. Sodini's employment agreement, the terms below have the following respective meanings:

  . A "change in control" occurs if any person, other than the existing stockholders, becomes the beneficial owner of more than 50% of our outstanding voting securities, whether by merger or otherwise, or upon liquidation of the Company.

  . "Good reason" includes the occurrence of a reduction in Mr. Sodini's compensation or benefits, the inability of Mr. Sodini to discharge his duties effectively or moving Mr. Sodini's employment base more than 25 miles from its current location.

  . "Just cause" includes a willful and continued failure to perform, engaging in conduct injurious to us, or being convicted of a felony or any crime of moral turpitude.

   This agreement contains covenants prohibiting Mr. Sodini, through the period ending on the latter of 18 months after termination or such time at which he no longer received severance benefits from us, from competing with us or soliciting employment from our employees.

   We have severance arrangements with each of Mr. Crook, Mr. Sweeney and Mr. McCormack that remain in effect so long as each continues to be employed by us. Pursuant to each of these arrangements, if we terminate the respective employee prior to a change in control without cause, he shall be entitled to severance pay for one year from the termination date. If the employee is terminated following a change in control without cause or if the employee terminates his employment for good reason, he shall be entitled to severance pay including regular benefits for a period of two years from the termination date. For purposes of these severance arrangements, the terms below have the following meaning:

  . A "change in control" would occur if Freeman Spogli and J.P. Morgan Partners, LLC ("J.P. Morgan Partners") no longer had voting control of our board of directors.

  . "Good reason" includes the reduction in the employee's compensation or benefits, the inability of the employee to discharge his duties effectively or moving the employee's employment base outside of North Carolina.

                         TRANSACTIONS WITH AFFILIATES

Stock Issuances

   In November 1998, Peter Starrett, a director of The Pantry, purchased 22,185 shares of common stock for a purchase price of $250,125. Freeman Spogli has the right to require the sale of Mr. Starrett's shares in the event it sells all of its holdings of common stock.

   In August 1998, we adopted a stock subscription plan which permits our employees, including directors and executive officers, to purchase up to an aggregate of 158,100 shares of common stock at fair market value. The purchase price for all common stock purchased under our stock subscription plan was $11.27 per share and was paid in cash and/or the delivery to us of a secured promissory note payable to us or one of our subsidiaries. As of September 28, 2000, we have issued 132,651 shares of common stock to 37 employees under our stock subscription plan. We have the right to repurchase shares purchased under this plan upon an employee's termination of employment. This right terminates with respect to each share on the first anniversary of the purchase date for such share. Freeman Spogli has the right to require the sale of all shares purchased under the stock subscription plan in the event it sells all its holdings of common stock.

   No shares were purchased by our Chief Executive Officer and our four other most highly compensated executive officers during the last fiscal year pursuant to the stock subscription plan.

Stockholders' Agreement

   The Company has entered into a stockholders' agreement with Freeman Spogli, J.P. Morgan Partners and Peter J. Sodini in which:

  . Freeman Spogli has a right of first offer enabling it to purchase shares held by J.P. Morgan Partners or Mr. Sodini prior to transfers of shares of common stock to non-affiliates, other than transfers pursuant to a registration statement or under Rule 144

  . Freeman Spogli has the right to require J.P. Morgan Partners and Mr. Sodini to sell their shares of common stock to a third party buyer on the same terms as Freeman Spogli if Freeman Spogli is selling all of its shares

  . Freeman Spogli, J.P. Morgan Partners and Mr. Sodini have rights to be included in sales of common stock by the other stockholders

  . Freeman Spogli has agreed, as long as J.P. Morgan Partners holds 10% of the Company's common stock, to vote for a director nominated by J.P. Morgan Partners

  . The Company has agreed to provide financial and other information to J.P. Morgan Partners

  . The Company has agreed that all our transactions with affiliates will be on terms no less favorable to the Company than would be obtained in an arms length transaction and to limit the fees payable to Freeman Spogli to fees paid in connection with a material acquisition, merger, divestiture, reorganization or restructuring, provided that such fees are no more favorable to Freeman Spogli than would be available from a nationally recognized investment banking firm

   There is no termination provision in the stockholders' agreement.

Registration Rights Agreement

   We have entered into a registration rights agreement with Freeman Spogli, J.P. Morgan Partners and Mr. Sodini obligating us:

  . on up to three occasions at the request of holders of at least 50% of the common stock held by the parties to the agreement, to register the resale of all common stock held by the requesting holders

  . at any time to register the resale of shares of common stock having a value of more than $5 million at the request of any party

  . at any time, to allow any party to include shares in any registration of common stock by us

   Under the registration rights agreement, Freeman Spogli, J.P. Morgan Partners and Mr. Sodini have the right to purchase their pro rata portion of additional shares issued by us.

                                 SECTION 16(a)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the report forms that were filed, we believe that during 2000 all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with.

                            PRINCIPAL STOCKHOLDERS

   The following table sets forth information, as of January 15, 2001, with respect to the beneficial ownership of capital stock by each person who beneficially owns more than 5% of such shares, our Chief Executive Officer and each of our four other most highly compensated executive officers, each of our directors and all of our executive officers and directors as a group.

                                             Shares of
                                            Common Stock
                                            Beneficially
Name and Address of Beneficial Owner(1)        Owned       Percentage of Class
---------------------------------------     ------------   -------------------
Freeman Spogli(2)..........................  12,675,524(2)        60.4%
Todd W. Halloran(2)........................          --             --
Jon D. Ralph(2)............................          --             --
Charles P. Rullman(2)......................          --             --
J.P. Morgan Partners(3)....................   2,298,438            9.7%
Chilton Investment Company, Inc.(4)........   2,085,200            9.9%
Peter J. Sodini(5).........................     320,905            1.5%
Edfred L. Shannon, Jr.(6)..................      19,167              *
Peter M. Starrett(7).......................      22,185              *
Dennis R. Crook(8).........................      64,598              *
William T. Flyg(9).........................      58,461              *
Daniel J. McCormack(10)....................      64,598              *
Douglas Sweeney(11)........................      80,867              *
Hubert E. Yarborough, III(12)..............       7,167              *
All directors and executive officers as a
 group (11 individuals)....................  13,313,472           63.5%

--------
 *  Less than 1.0%.

 (1) Unless indicated otherwise, the address of the stockholder is c/o The Pantry, P.O. Box 1410, 1801 Douglas Drive, Sanford, North Carolina 27331. Unless indicated otherwise, each stockholder has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

 (2) Includes 2,346,000 shares issuable on the exercise of currently exercisable warrants. 7,213,491 shares, 2,825,690 shares and 290,343 shares of common stock are held of record by FS Equity Partners III, L.P. ("FSEP III"), FS Equity Partners IV, L.P. ("FSEP IV") and FS Equity Partners International, L.P. ("FSEP International"), respectively. As general partner of FS Capital Partners, L.P., which is general partner of FSEP III, FS Holdings, Inc. has the sole power to vote and dispose of the shares owned by FSEP III. As general partner of FS&Co. International, L.P., which is the general partner of FSEP International, FS International Holdings Limited has the sole power to vote and dispose of the shares owned by FSEP International. Bradford M. Freeman, Ronald
      P. Spogli, J. Frederick Simmons, William M. Wardlaw, John M. Roth and Mr. Rullman are the sole directors, officers and shareholders of FS Holdings, FS International Holdings and Freeman Spogli and may be deemed to be the beneficial owners of the shares of the common stock and rights to acquire the common stock owned by, FSEP III and FSEP International. As general partner of FSEP IV, FS Capital Partners LLC has the sole power to vote and dispose of the shares owned by FSEP IV. Messrs. Freeman, Spogli, Wardlaw, Rullman, Ralph, Halloran, Roth and Simmons are the sole directors, officers and beneficial owners of FS Capital Partners LLC and may be deemed to be the beneficial owners of the shares of the common stock and rights to acquire the common stock owned by, FSEP IV. The business address of Freeman Spogli, FSEP III, FSEP IV, FS Capital Partners, L.P., FS Holdings and FS Capital Partners LLC and their directors, officers and beneficial owners is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025. The business address of FSEP International, FS&Co. International and FS International Holdings is c/o Paget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, British West Indies.

 (3) Includes 2,030,025 shares held by J.P. Morgan Partners (23A SBIC), LLC, formerly known as CB Capital Investors, LLC, as successor in interest to Chase Manhattan Capital, LLC. The managing member of J.P. Morgan Partners (23A SBIC), LLC ("JPM 23A SBIC") is J.P. Morgan Partners (23A SBIC Manager), Inc., ("SBIC Manager"), formerly known as CB Capital Investors, Inc. SBIC Manager is a wholly owned subsidiary of The Chase Manhattan Bank which is a wholly owned subsidiary of J.P. Morgan Chase & Co., the successor, by merger, to The Chase Manhattan Corporation. The directors of JPM 23A SBIC, formerly general partners of Chase Capital Corporation, now known as JPMP Master Fund Manager, L.P. ("MF Manager"), became limited partners of MF Manager earlier this year upon Chase Capital Partners' conversion to the limited partnership form of organization. The shares owned by JPM 23A SBIC may be deemed to be attributable to SBIC Manager and each of the partners of MF Manager. The business address of MF Manager, JPM 23A SBIC and SBIC Manager is 1221 Avenue of the Americas, 40th Floor, New York, New York 10020. References to J.P. Morgan Partners in this proxy statement shall mean JPM 23A SBIC. Also includes 286,413 shares held of record by Baseball Partners, a New York general partnership. Mr. Christopher Behrens, a limited partner of MF Manager and a former director of the Company, is the managing general partner of Baseball Partners. Mr. Behrens disclaims beneficial ownership of the shares held by Baseball Partners except to the extent of his pecuniary interest therein. Baseball Partners is party to a Stockholders Agreement with MF Manager that contains various provisions pertaining to the voting, acquisition and disposition of such shares, including Baseball Partners' grant to MF Manager of a proxy to vote such shares, and restrictions on Baseball Partners' ability to transfer such shares. MF Manager disclaims any beneficial ownership interest in such shares that may be attributable to it as a result of such provisions.

 (4) The business address of Chilton Investment Company, Inc. is 65 Locust Avenue, 2nd Floor, New Canaan, CT, 06840.

 (5) Includes 257,818 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 15, 2001.

 (6) Includes 6,667 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 15, 2001. Mr. Shannon's business address is 1000 South Freemont, Suite 1201, Alhambra, California 91803.

 (7)  Mr. Starrett's business address is c/o Freeman Spogli & Co.
      Incorporated, 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025.

 (8) Includes 60,161 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 15, 2001.

 (9) Includes 58,461 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 15, 2001.

(10) Includes 60,161 shares of common stock issuable upon the exercise of options exercisable within 60 days after January 15, 2001.

(11) Includes 71,993 shares of common stock, issuable upon the exercise of options exercisable within 60 days after January 15, 2001.

(12) Includes 6,667 shares of common stock, issuable upon the exercise of options exercisable within 60 days after January 15, 2001. Mr. Yarborough's business address is 1301 Gervais St., 11th Floor, Columbia, South Carolina 29201.

                    PROPOSAL 2: RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has appointed Deloitte & Touche LLP as independent public accountants for fiscal year 2001.

   During the Company's fiscal year ended September 28, 2000 there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

   The audit report of Deloitte & Touche LLP on the consolidated financial statements of the Company for the years ended September 28, 2000 and September 30, 1999 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

   Although stockholder approval is not required, the Company desires to obtain from the stockholders an indication of their approval or disapproval of the Board's action in appointing Deloitte & Touche LLP as the independent public accountants of the Company and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors. The proxy will be voted as specified, and if no specification is made, the proxy will be cast "For" this proposal.

   A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

   The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP for fiscal year 2001.

                    SUBMISSION OF STOCKHOLDER PROPOSALS FOR
                      2002 ANNUAL MEETING OF STOCKHOLDERS

   Any proposals which stockholders intend to present for a vote of stockholders at the 2002 Annual Meeting of Stockholders and which such stockholders desire to have included in the Company's Proxy Statement and form of proxy relating to that meeting must be sent to the Company's principal executive offices, marked to the attention of the Secretary of the Company, and received by the Company at such offices on or before October 21, 2001. The determination by the Company of whether it will oppose inclusion of any proposal in its Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with its judgment and the rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after October 21, 2001 will not be considered for inclusion in the Company's proxy materials for its 2002 Annual Meeting.

   In addition, if a stockholder intends to present a matter for a vote at the 2002 Annual Meeting of Stockholders, the stockholder must give timely notice in accordance with the Company's Bylaws. To be timely, a stockholder's notice must be received by the Secretary of the Company at the principal executive offices of the Company between November 28, 2001 and December 28, 2001. Each such stockholder's notice must set forth certain additional information as specified in the Company's Bylaws, including without limitation:

  . as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and

  . the name and record address of the stockholder, the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

                                 MISCELLANEOUS

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 2000, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE TO ANY COMPANY STOCKHOLDER. SUCH REQUESTS SHOULD BE ADDRESSED TO JOSEPH J. DUNCAN, THE PANTRY, INC., P.O. BOX 1410, 1801 DOUGLAS DRIVE, SANFORD, NORTH CAROLINA 27331 ((919) 774-6700).

                                          By Order of the Board of Directors

                                          William T. Flyg
                                          Senior Vice President, Finance,
                                          Chief Financial Officer and
                                          Corporate Secretary

Sanford, North Carolina

                                                                      APPENDIX A



                            Audit Committee Charter




                                The Pantry, Inc.
                                   March 2000

                               TABLE OF CONTENTS

PURPOSE..................................................................... A-2

COMPOSITION AND MEETINGS.................................................... A-2

RESPONSIBILITIES............................................................ A-2

SPECIFIC FUNCTIONS.......................................................... A-2

Purpose

   This Audit Committee Charter (the "Charter") is adopted by the Board of The Pantry, Inc. (the "Company") to assist the Board and Committee in the performance of their responsibilities.

   The Company's Audit Committee (the "Audit Committee") is appointed by the Board of Directors (the "Board") to assist the Board in monitoring:

  (1) The integrity of the financial statements of the Company,

  (2) The compliance by the Company with legal and regulatory requirements and

  (3) The independence and performance of the Company's internal accounting staff and external auditors.

   The Company's independent auditor is accountable to the Audit Committee and the Board, as representatives of the Company's stockholders. The Audit Committee and the Board have the ultimate authority to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditor.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

Composition and Meetings

   Composition: The Audit Committee shall have a minimum of three directors that meet the experience requirements of the National Association of Securities Dealers ("NASD"). A majority of Audit Committee members shall meet the independence requirements of the NASD. Each member of the Audit Committee shall be able to read and understand fundamental financial statements and at least one member of the committee shall have past employment experience which results in that member's financial sophistication. The Board shall appoint the members of the Audit Committee.

   Meetings: The Audit Committee shall meet as frequently as circumstances require. The Audit Committee shall meet at least quarterly, and more often as warranted, with the Company's chief financial officer, the principal accounting officer and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately.

Responsibilities

   The Audit Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements. Additionally, the Board recognizes that the Company's management, as well as the independent auditor, have more knowledge and specific information about the Company and its financial statements and performance than do the members of the Audit Committee; consequently, in carrying out its oversight responsibilities the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work.

Specific Functions

   The following functions shall be the recurring activities of the Audit Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances.

   The Audit Committee shall:

  1. Make regular reports to the Board.

  2. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders' meeting proxy statement once every three years or in the next annual stockholders' meeting proxy statement after any significant amendment to the Charter.

  3. Prepare the "Audit Committee Report" required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  4. Review the Company's annual audited financial statements with management and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

  5. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings. These discussions may be held with the Committee as a whole or with the Committee chair or other designee in person or by telephone.

  6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, principal accounting officer or management.

  7. Recommend to the Board the appointment of the independent auditor, which firm shall be ultimately accountable to the Audit Committee and the Board.

  8. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independent Standards Board Standard Number 1, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to oversee the independence of the independent auditor.

  9. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

  10. Obtain from the independent auditor assurance that no illegal acts that would have a direct and material effect on the determination of financial statement amounts have been discovered in the course of the audit which would implicate Section 10A of the Private Securities Litigation Reform Act of 1995.

  11. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  12. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

    a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

    b) Any changes required in the planned scope of the internal audit.

    c) The internal audit department responsibilities, budget and staffing.

  13. Review the appointment of the principal accounting officer.

  14. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  15. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.

  16. Obtain reports from management, the Company's principal accounting officer and the independent auditor that the Company's subsidiary entities are in conformity with applicable legal requirements.

  17. Review with the Company's legal counsel any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

--------------------------------------------------------------------------------
       This Proxy is Solicited on Behalf of the Board of Directors

 P R O X Y                  THE PANTRY, INC.

   This Proxy is Solicited on Behalf of the Board of Directors for the
                     Annual Meeting of Stockholders.

 The undersigned hereby appoints Peter J. Sodini and William T. Flyg as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in The Pantry, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held on Thursday, March 22, 2001, at 10:00 a.m. Eastern Standard Time, at the North Raleigh Hilton, 3145 Wake Forest Road, Raleigh, North Carolina, 27609, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided below. The Board recommends a vote "FOR" each of the proposals listed below.

 1. Election of the following nominees as directors for a one year term: Peter
    J. Sodini, Edfred L. Shannon, Jr., Charles P. Rullman, Todd W. Halloran, Jon
    D. Ralph, Hubert E. Yarborough, III, and Peter M. Starrett

    [_] FOR all nominees (except as [_] WITHHOLD AUTHORITY to vote marked to the contrary below.) for all nominees. (INSTRUCTION: To withhold authority to vote for any individual nominee(s) write that nominee's name on the line provided below.)

    ----------------------------------------------------------------------
 2. Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 27, 2001

                         [_] FOR[_] AGAINST[_] ABSTAIN

   PLEASE MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

                  (continued and to be signed on the reverse)

--------------------------------------------------------------------------------

                         (continued from other side)

  By signing the proxy, a stockholder will also be authorizing the proxyholder to vote in his discretion regarding any procedural motions which may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to stockholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Company believes that adjournment would promote stockholder interests.

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                            SHARES
                                                Please date and sign this
                                                Proxy and return promptly.

                                                Dated: __________________, 2001
                                                    (Be sure to date proxy)

                                                _______________________________
                                                    Signature and title, if
                                                          applicable

                                                _______________________________
                                                   Signature if held jointly
                                                NOTE: Please sign your name
                                                exactly as it appears on this
                                                card. When signing for a
                                                corporation or partnership, or
                                                as agent, attorney, trustee,
                                                executor, administrator, or
                                                guardian, please indicate the
                                                capacity in which you are
                                                signing. In the case of joint
                                                tenants, each joint owner must
                                                sign.